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                                                                   EXHIBIT 10.12


                        AUTO-BY-TEL MARKETING CORPORATION
                          MASTER SUBSCRIPTION AGREEMENT

    THIS AGREEMENT is entered into by and between Auto-By-Tel Marketing Corporation, a Delaware Corporation, with its principal place of business at 18872 MacArthur Boulevard, Second Floor, Irvine, CA 92612-1400 ("ABT"), and [Legal Name] a(n) [STInc] [Entity], with its principal place of business at [Address], [City], [ST] [Zip] ("Dealer").

    In consideration of the following mutual covenants and promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ABT AND DEALER, on their own behalf and on behalf of each of their d.b.a. operation(s) set forth in Appendix "A" attached hereto, intending to be legally bound hereby, warrant, covenant and agree as follows:

1.  SERVICES TO BE PERFORMED.
    ABT shall provide an Internet marketing program and Online Services to attract Potential Purchasers. ABT shall forward to Dealer information regarding the identified Potential Purchasers interested in purchasing/leasing a vehicle of the make subscribed to by Dealer and in the zip code area subscribed to by Dealer.

2.  USE OF SERVICES.
    (A) DEALER CONTACT REPRESENTATIVE(S). Dealer shall designate a key employee(s) for the new vehicle program and a key employee(s) for the Used car CyberStore(TM) program, if so elected by Dealer, to act as a liaison ("ABT Manager") between ABT and Dealer. Dealer's ABT Manager shall be available to ABT to receive instructions from time to time from ABT or its authorized agent. Dealer may change the ABT Manager, provided that Dealer notifies ABT within ten
(10) days with the identity of the newly designated ABT Manager. Except as otherwise provided to Dealer by ABT, Dealer shall be responsible for all internal costs, if any, associated with the training of its key employee(s) to use and implement ABT's systems and services within Dealer's facilities.

    (B) CUSTOMER SERVICE STANDARDS. Dealer agrees to abide by ABT's Customer Service Standards as set forth herein and on any Appendices or Amendments. In order to improve the services offered by ABT and maintain uniform delivery and quality standards among its Dealers, ABT reserves the right to amend the Customer Service Standards from time to time or impose additional Customer Service Standards, and ABT agrees to promptly notify Dealer in writing of any revisions thereto. Dealer acknowledges that ABT's Customer Service Standards are crucial to the value of ABT's services, and agrees to adopt and abide by such revisions, even though they may require more work or expense to implement. ABT agrees that it will not impose amendments or additions unless they are applied to all Dealers.
        (i) Dealer shall relay to Potential Purchasers a full and complete response to the Potential Purchasers' inquiries transmitted by ABT to Dealer within 24 hours of Dealer's receipt of the inquiry from ABT; and
        (ii) Dealer's initial response shall be by telephone and shall disclose all of the following information (the "Dealer Information"):
              (a) the availability of the vehicle inquired about;
              (b) the manufacturer's suggested retail price of the vehicle;
              (c) all requested options;
              (d) the price at which Dealer will sell or lease the vehicle with all requested options to the Potential Purchaser;
              (e) all other terms, costs and conditions required by law to be disclosed to prospective purchasers; and
              (f) relevant financing terms and conditions to which a consumer shall be entitled to receive.

    (C) DEALER INFORMATION. Dealer agrees that all Dealer Information transmitted to a Potential Purchaser shall remain in full force and effect and be binding on Dealer for a period of seven (7) days after its transmittal, provided the identified vehicle still remains available for sale. If pricing, terms, incentives or availability of vehicles used in the Dealer Information to the Prospective Purchaser are in reliance on a manufacturer sponsored program, the time period in which the terms and conditions shall remain in full force and effect shall coincide with the termination date of the Manufacturer's program, but shall not exceed seven (7) days. Dealer agrees to include a statement to such effect in the Dealer Information and shall inform the Prospective Purchaser of any reduction in the time period as set forth above. Any claim for damages arising out of Dealer's failure to inform Potential Purchasers of all information required by this Section shall be borne solely by Dealer who shall hold ABT harmless from any loss as a result.

    (D) PERIODIC OPERATIONS REPORTS. Dealer shall report to ABT on a monthly basis the number and names of Potential Purchasers who purchased vehicles from Dealer, the number of vehicles financed and amounts financed, and such other data as ABT may request. Upon Dealer's written request, ABT shall furnish to Dealer on a quarterly basis an operations report stating the number of purchase requests received by ABT from Potential Purchasers in Dealer's Territory. ABT shall use its best efforts to provide prompt transmission of data to Dealer, but shall not be liable for any loss of data or delays or errors in transmitting data or for any damages arising from any data loss, delay or error.

3.  FINANCING PROGRAM PARTICIPATION.
    ABT, through its affiliate, Auto-By-Tel Acceptance Corporation, a Delaware Corporation ("ABTAC"), offers third party, low-cost financing programs for consumers on its website from sources arranged by ABTAC (the "Financing Arrangements"). Dealer's participation in offering financing through ABTAC, regardless of compensation to Dealer, is a material element of this Agreement. Dealer must be able to accommodate purchase requestors who are pre-approved for financing. Dealer participation in making ABTAC finance programs available to a purchase requestor is not OPTIONAL. Dealer agrees to fully participate in good faith by offering, arranging and accepting ABTAC financing. Dealer agrees to take such actions as reasonably requested by such Lenders or ABTAC to ensure high quality service and satisfaction to ABT customers in the handling of their Financing Arrangements. Dealer agrees it will not intentionally disparage or otherwise mislead customer as to the terms and conditions of the Financing Arrangements. Dealer shall not actively solicit the conversion of pre-approved financing and/or insurance for any ABTAC, credit union, or affinity programs presented by the purchase requestor to Dealer.
    In many cases, Dealer will be compensated from a Lender for placing financing through ABTAC. However, some Lenders do not offer compensation, and neither ABT nor ABTAC makes any guarantee that Dealer will receive compensation from any Lender. ABTAC uses its best efforts to negotiate advantageous terms for Dealers through Lenders and will, from time to time, add or delete Lenders, including banks, credit unions, thrift and loans and other sources to benefit customers and/or Dealers. Dealer agrees to timely enter into Dealer Participation Agreements with all Lenders as required by ABTAC within ten (10) working days from receipt.
    Dealer shall be paid a flat fee, as set forth on Appendix "B" hereto. Any disagreement regarding the terms and conditions of a lender's Dealer Participation Agreement shall be between Dealer and Lender, and shall not involve ABT or ABTAC.
    Dealer understands that each ABTAC finance contract will be pre-approved at the Lender's prevailing buy rate. Dealer further understands that both the customer and Dealer will be notified of the customer finance rate (APR) by ABT.

4.  DEALER REAL TIME 2 INFORMATION SYSTEM
    In consideration of the fees paid as set forth in Section 12 of this agreement, ABT hereby grants to Dealer a nonexclusive, non-transferable license and password to access and use for up to two simultaneous users, ABT's proprietary real time access program referred to as Dealer Real Time 2 (DRT2), subject to the terms and conditions of Appendix "C." Dealer agrees to dedicate a personal computer and certain related ancillary equipment that meets or exceeds ABT's minimal system specifications, for use in ABT's Dealer Real Time 2 Internet program and services. ABT will provide access and technical support services to Dealer to assist Dealer in the access and use of the DRT2 system.

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5.  EQUIPMENT.
    ABT Equipment. ABT warrants that it possesses, or has access to and the right to use, computer and other equipment necessary for it to perform its services and provide the programs contemplated by this Agreement.
    Dealer Equipment. Unless otherwise agreed between the parties, Dealer, at its sole cost and expense, shall provide for itself a IBM compatible personal computer with the minimum specifications determined by ABT to properly receive and process purchase requests, facsimile machine and other office equipment specified by ABT in order to receive and properly use ABT's services provided under this Agreement. To ensure consistent, high quality service by Dealer, ABT reserves the right to specify from time to time the equipment and software required by its participating Dealers.
    Equipment Maintenance. Dealer, at its sole expense, shall maintain all its own computer/office equipment used for ABT services in good and proper working order, and shall assume all responsibility for loss, damage and maintenance to Dealer's own equipment. Dealer holds ABT harmless from any claim concerning Dealer's own equipment.

6.  ASSIGNMENT OF TERRITORY.
    Subject to the terms and conditions of this Agreement, and its Appendices and/or Amendments, ABT hereby grants to Dealer the exclusive non-transferable right to conduct business using ABT's services (except for the Used Vehicle CyberStore(TM)) within the geographic area designated by the Zip Codes set forth in Appendix "A," attached hereto for each of Dealer's franchised makes and incorporated herein by this reference. This exclusive territory extends only to the make(s) of motor vehicles set forth in each Appendix "A" attached hereto (together referred to as the "Territory"). Unless otherwise agreed to between the parties, during the first six months of this Agreement this assigned territory shall remain fixed. Thereafter, to provide and maintain the highest quality of services to Dealer and Purchase Requester, ABT, in its sole discretion, reserves the right to alter Dealer's Territory upon thirty- (30) days' written notice to Dealer.
    ABT retains the right to market and use its programs and services for similar make dealers in all areas other than Dealer's Territory as designated above, and within Dealer's Territory for all makes of motor vehicles not listed above.

7.  CONFIDENTIALITY.
    During the term of this Agreement, Dealer will have access to and become acquainted with various trade secrets consisting of formulas, strategies, processes, computer programs, compilations of information, records, specifications, and contractual information, all of which are owned by ABT and regularly used in the operation of ABT's business. Dealer shall promptly sign any confidentiality agreements submitted by ABT to protect ABT's proprietary rights.
    Dealer, on behalf of itself and its employees, agrees to keep all information with respect to ABT's services confidential. Dealer acknowledges and agrees that the sale or unauthorized use or disclosure of any of ABT's trade secrets constitutes theft and will greatly damage ABT. Dealer shall not impart ABT's services or the concept thereof to any person or entity other than Dealer's key employee(s) without the previous written consent of ABT.
    ABT agrees to treat all information provided by Dealer confidential. ABT may, however, transmit pertinent vehicle information to consumers making inquiries concerning the terms of purchase and financing or leasing of motor vehicles.
    Notwithstanding the foregoing, if either party is required to produce any such information by order of any government agency, court of competent jurisdiction, or other regulatory body, it may, upon not less than five (5) days' written notice to the other party, release the required information.

8.  TITLE TO SYSTEM, TRADEMARKS.
    To the extent permitted by law, the services to be provided under this Agreement and any Appendices or Amendments are proprietary to ABT, and title thereto remains in ABT. All proprietary title and rights extends to any extension of this Agreement and any Appendices and Amendments, together with all copies thereof.
    All applicable rights to patents, copyrights, trademarks and trade secrets in the System and in the name "Auto-By-Tel" and its logo, now and in the future, belong exclusively to ABT. Any and all trademarks and service marks associated with ABT are and shall remain the exclusive property of ABT. If, during the term of this Agreement, a trademark registration is filed by ABT, all rights belong to ABT and ABT shall bear the costs for such registration. Dealer is permitted to use the trademark and service mark only as set forth herein or only as authorized in writing by ABT.

9.  EXCLUSIVITY; NON-COMPETITION.
    Dealer acknowledges and agrees that its compliance with Sections 2, 6 and 8 is essential to this Agreement and necessary to protect the business and good will of ABT. Any breach of Sections 2, 6 or 8 hereof will cause irreparable harm and continuing damage to ABT, for which money damages may not provide adequate relief. Dealer understands and agrees that ABT's services include certain key elements (the "Key Elements") which include:
        (i)   electronic transmission of customer purchase or lease requests;
        (ii) rapid response by Dealer to customers (including immediate telephone contact with up-front, firm pricing provided over the telephone);
        (iii) proper transmission to customers of the required Dealer Information and adherence to Customer Service Standards, as stated above;
        (iv) customer purchase or lease documentation completed or nearly completed prior to customer's arrival at the dealership for pickup so as to ensure the customer spends as little time as possible at the dealership; and
        (v) continued Dealer training and support to implement and maintain ABT's style and quality of services.
                  The parties agree that ABT's services are restricted solely to use by Dealer and its designated key employee(s) and other duly authorized ABT Dealers. Dealer agrees it will not compete with ABT in providing for its own benefit the services contemplated in this Agreement, its Appendices and/or Amendments.
    Nothing in this section shall prohibit Dealer from establishing and maintaining its own Internet web site and/or participating in any factory direct program involving the Internet, World Wide Web online or other electronic means. Similarly, Dealer is not prohibited from establishing for its own internal use, business plans, policies or procedures that involve some or all of the "Key Elements."

10. INDEMNIFICATION.
    ABT agrees to indemnify and hold Dealer harmless against any and all losses, liabilities, claims, awards, damages, judgments, settlements, and costs, including fees and expenses, arising out of ABT's negligence or wrongful conduct, or arising out of or related to any third party claim arising out of or related to ABT's negligence or wrongful conduct, or from any other act done or omitted to be done by ABT in executing the terms of this Agreement.
    Dealer agrees to indemnify and hold harmless ABT and its subsidiaries and/or affiliates and their respective members, managers, directors, officers, employees and agents against any and all losses, liabilities, claims, awards, damages, judgments, settlements, and costs, including fees and expenses, arising out of or related to Dealer's negligence or wrongful conduct, or arising out of any third party claim, including, but not limited to, any claim for damages by any person or entity regarding the purchase, lease and/or finance of a motor vehicle from Dealer or resulting from Dealer's utilization of ABT's services, or from any other act done or omitted to be done by Dealer in executing the terms of this Agreement.
    In the event ABT shall be served with notification of action or suit against Dealer, ABT shall promptly notify Dealer of such claim and Dealer shall defend and settle, at its sole cost and expense, all such claims, actions, lawsuits or proceedings. In all events, ABT, in its sole discretion, shall have the right to participate in the defense of any such action through counsel of its own choosing and at ABT's sole expense. In the event Dealer shall be served with notification of action or suit against ABT, Dealer shall promptly notify ABT of such claim(s), and ABT, in its sole discretion, shall defend and settle all such actions or suits through counsel of its own choosing.

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11. TERM AND TERMINATION & REINSTATEMENT.
    This Agreement shall be for a term of five (5) years, unless terminated earlier pursuant to this Section.
    (a) ABT may terminate this Agreement:
        (i) immediately if Dealer does not adhere to its obligations under Sections 2, 3, 6 and/or 8; or
        (ii) immediately if any fees due ABT pursuant to Sections 9, 11 and/or 12 are unpaid and outstanding more than thirty (30) days after ABT makes a written request therefor in the form of an invoice or any other written communication; or
        (iii) immediately for any other breach of this Agreement by Dealer which is not cured within ten (10) days after written notice by ABT to Dealer; or
        (iv) upon thirty (30) days' notice following Dealer's failure to exercise ABTAC Dealer Participation Agreement(s) in accordance with
             Section 3; or
        (v) at any other time with or without cause upon thirty (30) days' written notice to Dealer.
    (b) Dealer may terminate this Agreement:
        (i) immediately, if an order for liquidation against ABT is entered and not stayed in a bankruptcy proceeding; or
        (ii) immediately, if ABT is guilty of willful misconduct in the performance of its duties under this Agreement; or
        (iii) upon thirty (30) days' written notice in accordance with Section 17 of this Agreement following the effective date of any shrinkage of Dealer's Territory pursuant to Section 6; or
        (iv) at any other time, in Dealer's sole discretion, upon thirty- (30) days written notice to ABT in accordance with Section 17 of this Agreement. Dealer shall be responsible for all fees due up to and including the effective date of said termination.
    If this Agreement is terminated prior to the date set forth herein, the parties agree to continue to be bound to the covenants and promises set forth in Sections 6, 7, 8, 9, 17, 19 and 21 hereof.
    (c) If this agreement is terminated pursuant to Section 11(a)(ii) Dealer may, within 30 days after termination, apply in writing for reinstatement of this Subscription Agreement. The acceptance or rejection of Dealers application is within the sole discretion of ABT and conditioned upon 1) the territory is available for distribution, 2) Any unpaid fees are paid satisfied and 3) Dealer pre-pays to ABT a reinstatement fee of [ ].
    (d) Dealer's participation in the Used Car CyberStore(TM) program may be cancelled by Dealer independently of the new vehicle subscription, upon thirty-(30) days written notice to ABT.

12. SUBSCRIPTION FEES.
    (a) As consideration for the ABT Master Subscription, Dealer shall pay ABT [WrittenAMTInFee] Dollars ($[InFee]) as an INITIAL START-UP FEE, to be paid concurrently with the execution of this agreement. Of this fee, [ ] shall be allocated for DRT2 initial start-up fee, receipt of which is hereby acknowledged.
    (b) As additional ongoing consideration, Dealer shall pay ABT the amount of [WrittenAMTMoFee] ($[MoFee]) as a total MONTHLY SUBSCRIPTION FEE that is due and payable monthly in advance on the first day of every month. The total monthly amount due shall be allocated as follows: DRT2(TM) Access Fee, [ ]; Used Car CyberStore, [UCCSMoFee]; [Make], [MoMakeFee]
        [Make1] [MoMkFee1] [Make2] [MoMkFee2] [Make3] [MoMkFee3] [Make4] [MoMkFee4] [Make5] [MoMkFee5] [Make6] [MoMkFee6] [Make7] [MoMkFee7]
    (c) The first month's total fee is due and payable concurrently with the execution of this agreement, receipt of which is hereby acknowledged. ABT in their sole discretion may change these monthly subscription fees upon thirty-(30) days' written notice to Dealer.

13. TAXES.
    Dealer is solely responsible for paying all taxes (local, state and federal) imposed by the sale or lease of any vehicles. ABT shall be responsible for paying all taxes imposed upon ABT by reason of providing services to Dealer. In the event ABT is required to collect and/or pay any taxes by reason of a consumer's purchase or lease of a vehicle through the services ABT provides to Dealer, Dealer shall promptly pay to ABT such taxes required to be collected or paid by ABT.

14. WARRANTY LIMITATION.
    Except as otherwise provided in Appendix "D," ABT makes no warranty regarding the performance of the services hereunder, and Dealer specifically waives all warranties, expressed or implied, arising out of or in connection with the services to be provided by ABT hereunder. Specifically excluded are all warranties, expressed or implied, including but not limited to, merchantability and fitness for a particular purpose. In no event shall ABT be liable for any loss of business profits or for any consequential, incidental, punitive or similar damages, or for any third party claims of damages, even if advised of the possibility of such damages.

15. NO WAIVER; NO REFUND.
    The failures of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any right hereunder. All fees paid to ABT under this agreement are deemed earned upon the execution of this agreement or delivery of services whichever occurs first. All fees paid to ABT are non-refundable regardless of circumstances.

16. INDEPENDENT CONTRACTORS.
    The relationship between ABT and Dealer created by this Agreement and/or any Appendices or Amendments hereto shall be that of independent contractor. Nothing contained in this Agreement shall be construed as creating or constituting a franchise, partnership, agency, or joint venture between ABT and Dealer.

17. NOTICES.
    All notices and requests in connection with this Agreement and/or any Appendices and/or Amendments hereto shall be given or made upon the respective parties in writing and shall be deemed given on the day deposited in the U.S. mail, postage prepaid, certified or registered, return receipt requested, and addressed as designated at the top of this Agreement, or to such address as the party to receive the notice or request so designates by written notice to the other. Notices may also be made by Facsimile and shall be deemed given on the day sent when a confirming notice from the sending facsimile machine has been generated. Notices may be made by overnight delivery service or courier, and shall be deemed received on the day scheduled for delivery.

18. ASSIGNMENT.
    This Agreement and the rights and duties hereunder, including any Appendices or Amendments hereto shall not be assignable by Dealer, except upon written consent of ABT. This Agreement and the rights and duties hereunder shall be assignable by ABT without restriction.

19.  PRESS RELEASES.
    Except as agreed in writing between the parties, Dealer is prohibited from issuing any press release(s) or making any public announcement(s) regarding Dealer's business relationship with ABT or ABT's services or programs provided to Dealer. Nothing in this section shall be construed to prohibit Dealer from making reference to their affiliation with Auto-By-Tel in any advertisement published by Dealer for their own benefit. Dealer may upon written request receive a copy of ABT's logo, trademarks artwork and other printed material along with a revocable limited license permitting the use of such materials by Dealer within Dealer's advertisements.

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

20. GOVERNING LAW AND JURISDICTION.
    This Agreement and the performance hereunder shall be governed and construed in accordance with the laws of the State of California. Any dispute or claim arising between the parties hereto shall be brought in a court of competent jurisdiction located in the County of Orange in the State of California, and the parties hereto agree to jurisdiction in California.

21. OTHER AGREEMENTS; ATTACHMENTS.
    This Agreement and all Appendices and Amendments hereto supersedes any and all agreements, oral or written, between the parties, and contains all of the representations, covenants, and agreements between the parties with respect to services described in this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not contained in this Agreement and/or any Appendices and/or Amendments hereto. No other agreement(s), statement(s), or promise(s) not contained in this Agreement or Appendices or Amendments hereto will be valid or binding. The parties agree that any unilateral changes, amendments or modifications made by one party are invalid against the other party. Any amendment, change or modification of this Agreement will be effective only when in writing and signed by the party to be charged. Upon ABT's request, Dealer agrees to confirm in writing any amendment, modification, or change in original terms or other action that alters the terms of this Agreement.
    All Appendices and subsequent Amendments hereto are incorporated into this Agreement by this reference as though fully set forth herein.

22. SEVERABILITY.
    If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such determination shall in no way alter or impair the validly, legality and enforceability of the remaining provisions of this Agreement and any Appendices and/or Amendments hereto.

23. ABT USED CAR CYBERSTORE PARTICIPATION ELECTION
    NOTE: BY SIGNING APPENDIX "D" YOU ARE AGREEING TO PARTICIPATE IN THE OPTIONAL ABT USED CAR CYBERSTORE(TM) (CYBERSTORE) AT AN ADDITIONAL MONTHLY FEE PER MONTH AS SET FORTH IN SECTION 12. ABT NEW VEHICLE MASTER SUBSCRIPTION MUST BE ESTABLISHED AND MAINTAINED CONCURRENTLY WITH THIS ELECTION.

    In addition to the terms and conditions set forth in Appendix "D," Dealer agrees as follows:
    The ABT Used Car CyberStore(TM) program will provide an Internet marketing program and online services targeted at persons ("Prospects") interested in purchasing or leasing used vehicles ("Vehicles"), and establishes a database permitting Dealer to publish "ABT Certified" Vehicles (as described below). Prospects will be able to search the database for Vehicles by make, model and option specifications. Purchase requests will be routed to dealers having the appropriate Vehicle in the database, based on geographic and other appropriate parameters established by ABT.
    Dealer agrees that only "ABT Certified" vehicles that satisfy all requirements specified by ABT's "Certified Car Checklist" may participate in the ABT Used Car CyberStore(TM) program. The ABT Checklist requirements will be provided to Dealer by ABT. ABT reserves the right to change the Checklist from time to time. ABT may also establish a compliance program to ensure that ABT certification and Checklist requirements are being met, and Dealer agrees to cooperate with any such compliance program(s). Dealer agrees to indemnify ABT for all liabilities for customary third party claims arising in connection with ABT certified vehicles.
    Dealer may periodically upload Vehicle photographic images and information for Certified vehicles to ABT's CyberStore database. Dealer agrees, at Dealer's expense, to make training resources available to Dealer's ABT Manager(s) in order to facilitate use of the equipment, software and other components of the ABT Used Car CyberStore(TM) program.
    In participating in the optional ABT Used Car CyberStore(TM) program, Dealer understands and agrees that additional fees and requirements apply, as set forth in Appendix "D."


This Agreement is executed this ________day of __________________________, 1998.
DEALER: [Legal Name]


By:____________________________________________________
Name:   [Auth Agnt]
Title:  [Title]

AUTO-BY-TEL MARKETING CORPORATION

By: ____________________________________________________
Name:   Brent Jones
Title:  Chief Operating Officer

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
                                  APPENDIX "A"

                     EXCLUSIVE ZIP CODE TERRITORY ASSIGNMENT

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SECTION 5 OF THE ABT MASTER SUBSCRIPTION AGREEMENT BETWEEN AUTO-BY-TEL MARKETING CORPORATION AND [LEGALNAME], THE FOLLOWING ZIP CODES ARE ASSIGNED TO DEALER AND SHALL COMPRISE DEALERS EXCLUSIVE TERRITORY:










Acknowledged:  [Legal Name]




Dealer Principal:_____________________________________ Date:____________________
                 [AuthAgnt]
                 [Title]

                                  APPENDIX "B"

               ABTAC FINANCING PARTICIPATION DISCLOSURE STATEMENT

ABTAC has entered into arrangements with an affiliate of the Chase Manhattan Automotive Finance Corporation ("Chase"), Triad Financial Corporation ("Triad") and General Electric Capital Auto Financial Services Inc. ("GECAL") and may enter into agreements with additional banks and finance companies (each, a "Finance Company") to make available to ABT Purchase Requesters financing for vehicles purchases.

Dealer desires to instruct ABTAC to specify to Finance Company a binding amount of fee or "dealer participation" for these financing arrangements, which amount Dealer will be paid directly by Finance Company. Dealer and ABTAC agree as follows:

Dealer hereby instructs ABTAC to inform Finance Company that Dealer agrees to accept, subject to the terms of the dealer agreement between Finance Company and Dealer, as compensation for financing transactions, the amount indicated below. In doing so, Dealer accepts a flat fee according to the following schedule to be paid directly to Dealer by Finance Company and Dealer shall not increase the customer finance rate (APR) over the buy rate (minimum rate). IN CONSIDERATION OF THIS FLAT FEE THERE ARE NO CHARGE BACKS TO DEALER FROM FINANCE COMPANY.

The following fee schedule will be paid to dealer directly by finance source.

The flat rate fee schedule is as follows:


        CHASE MANHATTAN BANK:

        Amount Financed                            Dealer Fee
        ---------------                            ----------
        $25,000 +                                     [ ]
        $15,001- $25,000                              [ ]
        $10,000- $15,000                              [ ]

        GE CAPITAL

        Amount Financed                            Dealer Fee:
        ---------------                            -----------
        $25,000 +                                     [ ]
        $15,001- $25,000                              [ ]
         less than $15,000                            [ ]


Acknowleged:   [Legal Name]




Dealer Principal:___________________________________ Date:______________________
                 [Auth Agnt]
                 [Title]

                                  APPENDIX "C"

                DEALER REAL TIME 2(TM) LICENSE TERMS & CONDITIONS

        Dealer agrees to the following terms and conditions, in addition to those set forth in the Master Subscription Agreement:

        1. System Requirements. Dealer shall provide at their own expense a personal computer and related equipment that meets or exceeds the following minimum specifications:

        133 PENTIUM PROCESSOR; 32MB RAM; 33.6 MODEM (THE FASTER THE BETTER!); 2GB HARD DRIVE; WINDOWS '95; ISP (INTERNET SERVICE PROVIDER - IE: AT &
        T, NETCOM, MCI....); NETSCAPE NAVIGATOR WEB BROWSER SOFTWARE (VERSION
        3.0 OR LATER).

        2. Technical Support. Licensor shall maintain for the benefit of the Licensee a technical support help-line. Licensor shall establish and staff such help-line with persons knowledgeable about the DRT 2 program. The hours of availability shall be between 6:00 a.m. And 6:00 p.m. PST, excluding Sundays and federal holidays. Technicians will provide assistance to licensee with respect to accessing and using the DRT 2 program only. Technical assistance and support regarding computer or related hardware are beyond the scope of this agreement and will not be provided by Licensor. The hours of the availability of the help-line are subject to change at the sole discretion of the licensor.

        3. Covenants of licensee. During the term of this agreement:

           (a) Licensee shall adopt and enforce such internal policies, procedures and monitoring mechanisms as are necessary to ensure that the DRT 2 program is used only in accordance with this agreement and that all steps necessary to ensure that no person or entity will have unauthorized access to the programs are taken.

               (b)     Licensee shall not:
                             (i) assign, sublicense, lease, encumber or otherwise transfer or attempt to transfer the DRT 2 program or any portion thereof;
                             (ii)   permit any third party other than the
                                    Licensee or its authorized agent acting in behalf of Licensee, to have access to the DRT 2 passwords or to use programs, whether by timesharing, networking, or any other means;
                             (iii) duplicate, modify, translate, reverse, engineer, decompile or disassemble the DRT 2 program;
                             (iv) possess or use the programs or any portion thereof, other than in machine readable object code;
                             (v) remove any copyright, trademark, patent or other proprietary notices from the DRT 2 program(s), or any portion thereof without the express written consent of Licensor.

        4. Program Modifications: Only the Licensor shall make Program modifications. Licensor shall from time to time provide upgrades and/or modifications to the DRT 2 program to Licensee. Licensee shall accept any upgrades or other modification made by licensor to the programs.

        5. No warranty. The programs are provided on an "as is" basis. Licensor makes no warranties or representations, express or implied, including but not limited to any implied warranties of merchantability and fitness for a particular purpose.

        6. Limitation of remedies. Regardless of whether any remedy set forth herein fails of its essential purpose, in no event will the licensor be liable the damages to the licensee for any special, consequential, indirect or similar damages, including any lost profits or lost data beyond the access fee paid for the month in which they occurred, arising out of the use or inability to use the DRT 2 program or any data supplied therewith.

        7. Proprietary data. Licensee acknowledges that the programs are proprietary to licensor and that it has (and will have) no interest therein or in any modifications or improvements thereto, and hereby assigns to licensor all rights in any such modifications or improvements made by or on behalf of licensee.

        8. Confidentiality. For the purpose of this agreement, confidential information includes the DRT 2 programs and all other information provided by licensor marked "confidential." Information shall not be deemed confidential information and licensee and licensee's employees shall have no obligation with respect to any such information if such information: (a) is or falls into the public domain through no wrongful act of licensee or the licensee's employees;
(b) is rightfully received from a third party who is without restriction and without breach of this agreement; (c) is approved for release by written authorization of an officer of licensor; or (d) is disclosed pursuant to the requirements of a governmental agency or operation of law.

        9. Should the licensee or licensee's employees learn of confidential information from licensor or any other source, neither licensee nor licensee's employees shall, at any time during the term, or for one year thereafter, disclose such information to any individual, agency, company or other entity. Licensee shall not use such confidential information for licensee's own advantage other than as permitted by this agreement.

        10. Both parties recognize and acknowledge that breach of this Section 12 would cause irreparable injury inadequately compensable in damages. Accordingly, licensor may seek and obtain injunctive relief against a breach or threatened breach hereof, in addition to any other legal remedies that may be available at law or in equity.

        11. Assignment. Except for assignments to affiliates, provided each such affiliate agrees to be bound by the terms hereof, licensee may not, without licensor's prior written consent, assign its rights or delegate its obligations under this agreement.

        12. Independent contractors. Nothing in this agreement shall be deemed or construed by the parties or any third person to create a franchise, agency, partnership or joint venture between licensor and licensee.

        13. Waiver. A failure of this licensor to enforce at any time any provision of this agreement shall in no way affect the full right of the licensor to enforce such provision at any time thereafter.


Acknowledged: [Legal Name]




Dealer Principal:__________________________________ Date:_______________________
                 [AuthAgnt]
                 [Title]

                                  APPENDIX "D"

                        USED CAR CYBERSTORE(TM) ELECTION

        The undersigned Dealer elects to participate in the ABT Used Car CyberStore(TM) services program and agrees to the following terms and conditions, in addition to those set forth in the Master Subscription Agreement:

1.      CUSTOMER SERVICE GUIDELINES.

        Dealer agrees to abide by ABT's Used Car CyberStore Customer Service Guidelines ("Guidelines") ABT in their sole discretion may, from time to time, amend the Guidelines, or impose additional Guidelines on thirty (30) days' notice to Dealer. Dealer acknowledges that following the Guidelines is crucial to the value of ABT's services and agrees to follow them and any amendments or additions to it even though they may require extra work or expense. The Guidelines include the following:

        (i) Dealer will warranty all vehicles sold through the CyberStore. The warranty coverage will not be less favorable to the purchaser than the law of the where Dealer is located, and as a minimum will be: "Three months or 3,000 miles, whichever comes first." The warranty will cover all matters governed by applicable law and by the form of the attached Warranty. Dealer will indemnify ABT for any third party claims arising under any warranty.

        (ii) Dealer will provide prices ("Posted Prices") and vehicle information for display on the ABT Website of all Vehicles posted to the CyberStore. Dealer agrees to price Vehicles competitively. Dealer, and not ABT, shall be solely responsible for the quality and accuracy of such information. ABT reserves the right to monitor the quality of the photos and information submitted. Dealer shall promptly correct any information or photo(s) deemed by ABT to be inaccurate or below necessary quality levels set forth in Section 5. If Dealer fails to correct such photo image(s) or information within 72 hours of ABT's written notification thereof, ABT may remove the photo image(s) and/or information from its website.

        (iii) Except where expressly prohibited by law, Dealer will offer, in writing, a return option allowing a purchaser to return a Vehicle to Dealer within 72 hours or 300 miles, whichever comes first. Provided there has been no damage to the Vehicle, Dealer will refund 100% of the amount paid by the purchaser to the Dealer for the Vehicle. Dealer will provide each purchaser the name and phone number of the Dealer employee to contact to exercise the repurchase option. Dealer will facilitate the purchaser's exercise of the option in good faith, and will use its best efforts to maximize the purchaser's satisfaction with the repurchase experience. Dealer agrees to refund all amounts due to the purchaser within five business days.

        (iv) Dealer will participate in the emergency repair system established by ABT. The emergency repair system will allows a purchaser of a CyberStore Vehicle who is more than 100 miles from their residence and encounters a situation where the vehicle is not operational (i.e. cannot be driven), to contact the nearest CyberStore Dealer (the "Repairing Dealer") and have the Repairing Dealer perform any warranted service or repair. The Repairing Dealer will contact the dealership where the purchaser acquired its Vehicle (the "Selling Dealer") and obtain an irrevocable Repair Order (an "R.O.") from the Selling Dealer authorizing the repair the vehicle. For other covered items other than those which disabled the vehicle, the owner should return to the Selling Dealer. In the interest of customer satisfaction and improved inter-dealer relations, the resulting R.O. will be calculated on an internal basis of "cost plus 25%" for parts and labor in all states, except for those states with higher mandates, in which states the applicable law will govern. In the event of a "major" repair (i.e. engine or transmission), the Selling Dealer will have the option of providing alternate transportation to the customer, retrieving the affected unit, and repairing the Vehicle at the Selling Dealer's service location. In the event of any dispute between the Selling Dealer and the Repairing Dealer, ABT will act as mediator. In such circumstance, ABT's decisions will be final and binding upon both parties.

        (v) Dealer agrees to adopt ABT sales procedures on Vehicle sales instituted through ABT's CyberStore program, including firm phone price quotes not to exceed the posted price, advanced document preparation, a "no-hassle-no-haggle" sales style and to take any other actions necessary to minimize the time spent by the Prospect in closing the transaction. Dealer will respond to the Prospect's inquiries within 24 hours from Dealer's receipt of the inquiry from ABT. Dealer's initial response will be by telephone and will disclose all "Dealer Information," as that term is defined in the Master Subscription Agreement. Dealer agrees that all terms and conditions contained in the Dealer Information transmitted to a Prospect shall remain in full force and effect and will be binding for a period of seven (7) days after its transmittal, provided the identified vehicle still remains available for sale.

2. DEALER EQUIPMENT. In order to assure consistent, high quality service by all dealers participating in the CyberStore, ABT reserves the right to specify the equipment and software required by participating dealers. Dealer will provide at their own expense the computer and equipment and receive the services provided in this Agreement as specified by ABT including the ABT Dealer Real Time 2(TM) program. Dealer AT their own expense, will maintain all of its specified equipment in good and proper working order. Dealer will assume all responsibility for loss, damage and maintenance of Dealer's equipment and hereby holds ABT, its officers, directors, agents and other representatives harmless from any claim concerning the specified equipment.

3. DEALER REPORTS. On a monthly basis, Dealer will report to ABT the number and names of Prospects who purchased used vehicles from Dealer, the number of used vehicles financed and the amounts financed and any other information ABT may request.

4. SUBSCRIPTION FEES. Dealer may publish an unlimited number of vehicles (images) on the CyberStore for a subscription fee of [ ] per month, which amount shall be due and payable in advance on the first day of each month. For each vehicle, Dealer shall publish one digital image together with relevant information in accordance with the Agreement. Such images shall be produced by Dealer in accordance with the Specifications and Guidelines set forth in Section 5 below.

Upon receipt of an executed copy of this Amendment, ABT shall ship to Dealer a digital camera of ABT's choice, for the purposes of producing images of vehicles for publishing on the CyberStore.



5. SPECIFICATIONS AND GUIDELINES: All vehicle images shall (i) contain the vehicle as the sole subject matter of the image, and shall not contain any people, images of people, graphics, photos, artwork, overlays, signs, numbers, banners, balloons or any form of visual advertisement, or any other image that would have the effect of distracting from the vehicle; (ii) be side or angular photographs; and (iii) be true and correct images of the vehicle, without retouching, modification, manipulation or enhancement.

6. DIGITAL CAMERAS: ABT shall provide the dealer for their use, a Digital Camera for the first six-(6) months. Upon the conclusion of a six-(6) month of paid subscription term title and possession of this camera shall transfer to the Dealer. In the event Dealer shall cancel this subscription before the sixth
(6th) month anniversary, Dealer shall promptly pay ABT the sum of [ ].




Accepted:  [Legal Name]




Dealer Principal: ______________________________________ Date: _________________
                  [AuthAgnt]
                  [Title]

               ATTENTION DEALER: This is a suggested sample form.
                 Please add all state-mandated disclosures, etc.

                               FRONT SIDE OF FORM

                                    WARRANTY

[ ] FULL [X] LIMITED WARRANTY. The dealer will pay 100% of the labor and 100% of the parts for the covered systems that fail during the warranty period. See reverse side of this form for the explanation of warranty coverage, exclusions, and the dealer's repair obligations.

SYSTEMS COVERED:                                   DURATION:

Engine                Power steering               90 days or 3000 miles
Transmission          Power brakes                 whichever occurs first.
Transaxle             Air Conditioning
Drive line            Electrical
Rear end
*SEE BELOW FOR SYSTEMS AND PARTS COVERAGE.

TRAVEL REPAIR PROVISION. A vehicle purchased through the Used Car CyberStore that becomes inoperative when traveling over 100 miles from the originating dealer will be eligible for repair at Auto-By-Tel accredited dealerships. Travel repair service will be available throughout the U.S. and Canada via the Auto-by-Tel accredited dealer network. On major repairs, the selling dealer has the option of providing the customer with alternate transportation and repairing the unit at the selling dealer's location. A vehicle that is non-operational will be repaired sufficiently to return to the originating dealer where additional repairs can be completed. To take advantage of the Travel Repair Provision, customers may contact the originating dealer who will direct them to the nearest Auto-By-Tel accredited dealership, or inquire through the Auto-By-Tel Website for instructions and directions: www.autobytel.com. PLEASE
NOTE: Appearance and convenience items will NOT be covered by the Travel Repair Provision, nor will light bulbs, fuses, alignments, adjustments, switches, oil filters, and other maintenance items.

SERVICE CONTRACT. A service contract is available at an extra charge on this vehicle. Ask your Dealer for details as to coverage, deductible, price and exclusions.

PRE PURCHASE INSPECTION: ASK the dealer if you may have this vehicle inspected by your mechanic either on or off the lot.


AUTO-BY-TEL HOME AND AWAY WARRANTY:


--------------------  ----------    ------------------------  -----  ----------
vehicle make          model         dealer stock number       year   vin number

                                BACK SIDE OF FORM

[ ] FULL [X] LIMITED WARRANTY. The dealer will pay 100% of the labor and 100% of the parts for the covered systems that fail during the warranty period. The following is the entire representation of coverage, no other systems or parts are suggested or implied. State law may give your additional rights.

SYSTEMS COVERED:            PARTS COVERED:

ENGINE: All internally lubricated parts including timing chains, gears and cover, timing belt, pulleys and cover, oil pump and gears, water pump, valve covers, oil pan, manifolds, flywheel, harmonic balancer, engine mounts, seals and gaskets, engine block, cylinder heads and turbocharger housing if damaged by the failure of internally lubricated parts.

TRANSMISSION/TRANSFER CASE: All internally lubricated parts, torque converter, vacuum modulator, transmission mounts, seals and gaskets. (MANUAL CLUTCH ASSEMBLY AND COMPONENT PARTS ARE NOT COVERED)

FRONT WHEEL DRIVE:          All internally lubricated parts, axle shafts, output
                            shafts, constant velocity joints, front hub bearings, seals and gaskets.

REAR WHEEL DRIVE:           All internally lubricated parts, propeller shafts,
                            supports and U-joints, drive shafts, axle shafts and bearings, seals and gaskets.

BRAKES: Master cylinder, power booster, wheel cylinders, calipers, hydraulic lines and fittings. (ABS COMPONENT PARTS ARE NOT COVERED.)

STEERING:                   Steering gear housing and all internal parts, power
                            steering pump, valve body and rack.

ELECTRICAL:                 Alternator, generator and starter.

AIR CONDITIONER             Compressor, evaporator core, condenser.


                ALL SYSTEMS AND PARTS LISTED ARE COVERED 90 DAYS
              FROM PURCHASE OR 3000 MILES, WHICHEVER OCCURS FIRST.

By accepting this warranty, Customer agrees to release Auto-By-Tel from all obligations with respect to the acquisition of covered unit.


____________________________________            ________________________________
AUTO-BY-TEL ACCREDITED DEALER / DATE            CUSTOMER SIGNATURE / DATE